Exhibit 27(c)

                             UNDERWRITING AGREEMENT

        THIS UNDERWRITING AGREEMENT made this 1st day of July , 1999, by and between BenefitsCorp Equities, Inc. (the "Underwriter") and Great-West Life & Annuity Insurance Company (the "Insurance Company"), on its own behalf and on behalf of GWL&A VUL Series Account 2 (the "Series Account"), as follows:

        WHEREAS, the Insurance Company has or will register the Series Account as a unit investment trust under the Investment Company Act of 1940, as amended (the "1940 Act") and has or will register the Contracts under the Securities Act of 1933;

        WHEREAS, the Underwriter is registered as a broker dealer with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member of the National Association of Securities Dealers, Inc. (the "NASD"); and

        WHEREAS, the Insurance Company and the Series Account desire to have the Contracts sold and distributed through the Underwriter, and the Underwriter is willing to sell and distribute such Contracts under the terms stated herein;

        NOW THEREFORE, the parties hereto agree as follows:

1.      Representations, Responsibilities and Warranties of Insurance Company

        1.01 The Insurance Company represents that it has the authority, and hereby agrees to, grant the Underwriter the right to serve as the distributor and principal underwriter of the Contracts during the term of this Agreement.

        1.02 The Insurance Company represents and warrants that it is duly licensed as an insurance company under the laws of the State of Colorado and that it has taken all appropriate actions to establish the Series Account in accordance with state and federal laws.

        1.03 The Insurance Company agrees to update and maintain a current prospectus for the Contracts as required by law.

        1.04 The Insurance Company represents that it reserves the right to appoint or refuse to appoint, any proposed associated person of the Underwriter as an agent or broker of the Insurance Company. The Insurance Company also retains the right to terminate such agents or brokers once appointed.

        1.05 On behalf of the Series Account, the Insurance Company shall furnish the Underwriter with copies of all financial statements and other documents which the Underwriter reasonably requests for use in connection with the distribution of the contracts.

2.      Representations, Responsibilities and Warranties of Underwriter

        2.01 Underwriter represents that it has the authority and hereby agrees to serve as distributor and principal underwriter of the Contracts during the term of this Agreement.

        2.02 The Underwriter represents that it is duly registered as a broker-dealer under the 1934 Act and is a member in good standing of the NASD and to the extent necessary to offer the Contracts, shall be duly registered or otherwise qualified under the securities laws of any state or other jurisdiction.

        2.03 The Underwriter agrees to use its best efforts to solicit applications for the Contracts, and to undertake, at its own expense, to provide all sales services relative to the Contracts and otherwise to perform all duties and functions which are necessary and proper for the distribution of the Contracts.

        2.04 The Underwriter agrees to offer the Contracts for sale in accordance with the prospectus therefor, then in effect. The Underwriter represents and agrees that it is not authorized to give any information or make any representations concerning the Contracts other than those contained in the current prospectus as filed with the SEC or in such sales literature as may be authorized by the Insurance Company.

        2.05. The Underwriter shall be fully responsible for carrying out its sales, underwriting and compliance supervisory obligations hereunder in compliance with the NASD Conduct Rules and all other relevant federal and state securities laws and regulations. Without limiting the generality of the foregoing, the Underwriter agrees that it shall have full responsibility for:

               (a) ensuring that no person shall offer or sell the Contracts on its behalf until such person is duly registered as a representative of the Underwriter, and duly licensed and appointed by the Insurance Company;

               (b) ensuring that no person shall offer or sell the Contracts on its behalf until the Underwriter has confirmed that the Insurance Company is appropriately licensed, or otherwise qualified to offer and sell such Contracts under the federal securities laws and any applicable state or jurisdictional securities and/or insurance laws in each state or jurisdiction in which such Contracts may be lawfully sold;

               (c) continually training, supervising, and controlling all registered representatives and other agents of the Underwriter for purposes of complying with the NASD Conduct Rules and with federal and state securities laws which may be applicable to the offering and sale of the Contracts. In this respect, the Underwriter shall:

                      (1) conduct training programs (including the preparation
               and utilization of training materials) as is necessary, in the Underwriter's opinion, to comply with applicable laws and regulations;

                      (2) establish and implement reasonable written procedures
               for the supervision of the sales practices of agents, representatives or brokers who sell the Contracts; and

                      (3) take reasonable steps to ensure that its associated
               persons shall not make recommendations to an applicant to purchase a Contract in the absence of reasonable grounds to believe that the purchase of the Contract is suitable for such applicants; and

               (d) supervising and ensuring compliance with NASD rules of all administrative functions performed by the Underwriter with respect to the offering and sale of the Contracts and representations with respect to the Series Account.

        2.06 The Underwriter, or its affiliates, on behalf of the Insurance Company, shall apply for the proper insurance licenses in the appropriate states or jurisdictions for the designated persons associated with the Underwriter or with independent broker-dealers which have entered into agreements with the Underwriter for the sale of the Contracts. The Underwriter agrees to pay all licensing or other fees necessary to properly authorize such persons for the sale of the Contracts.

        2.07 The Underwriter shall have the responsibility for paying (i) all commissions or other fees to its associated persons which are due for the sale of the Contracts and (ii) any compensation to independent broker-dealers and their associated persons due under the terms of any sales agreements between the Underwriter and such broker-dealers. Provided, however, the Insurance Company retains the ultimate right to reject any commission rate allowed by the Underwriter. Furthermore, no associated person or independent broker-dealer shall have an interest in the surrender charges, deductions or other fees payable to Underwriter as set forth herein. The Underwriter shall have the responsibility for calculating and furnishing periodic reports to the Insurance Company as to the sale of the Contracts, and as to the commissions and service fees payable to persons selling the Contracts.

3.  Records and Confidentiality

        3.01 The Insurance Company and the Underwriter shall cause to be maintained and preserved for the periods prescribed, such accounts, books, records, files and other documents and materials ("Records") as are required of it by the 1940 Act and any other applicable laws and regulations. The Records of the Insurance Company, the Series Account and the Underwriter as to all transactions hereunder shall be maintained so as to disclose clearly and accurately the nature and details of the transactions.

        3.02 The Underwriter shall cause the Insurance Company to be furnished with such Records, or copies thereof, as the Insurance Company may reasonably request for the purpose of meeting its reporting and recordkeeping requirements under the insurance laws of the State of Colorado and any other applicable states or jurisdictions.

        3.03 The Insurance Company shall cause the Underwriter to be furnished with any Records, or copies thereof, as the Underwriter may reasonably request for the purpose of meeting its reporting and recordkeeping requirements under the federal securities laws or the securities laws of any inquiring jurisdiction.

        3.04 The Underwriter agrees and understands that all Records shall be the sole property of the Insurance Company and that such property shall be held by the Underwriter, or its agents during the term of this agreement. Upon termination, all Records shall be returned to the Insurance Company.

        3.05 Insurance Company agrees and understands that the Underwriter may maintain copies of the Records as is required by any relevant securities law, the SEC, the NASD or any other self regulatory agency.

        3.06 Underwriter shall establish and maintain facilities and procedures for the safekeeping of all Records relative to this Agreement.

        3.07 The parties hereto agree that all Records pertaining to the business of the other party which are exchanged or received pursuant to this Agreement, shall remain confidential and shall not be voluntarily disclosed to any other person, except to the extent disclosure thereof may be required by law. All such confidential information in the possession of each of the parties hereto shall be returned to the party from whom it was obtained upon the termination or expiration of this Agreement.

4.  Relationship of the Parties

        4.01 Notwithstanding anything in this Agreement to the contrary, the Underwriter or the Insurance Company may enter into sales agreements with independent broker-dealers for the sale of the Contracts.

        4.02 All such sales agreements as described in 4.01, above, which are entered into by the Insurance Company or the Underwriter shall provide that each independent broker-dealer will assume full responsibility for continued compliance by itself and its associated persons with NASD Conduct Rules and applicable federal and state securities laws. All associated persons of such independent broker-dealers soliciting applications for the Contracts shall be duly and appropriately licensed and/or appointed for the sale of the Contracts under the insurance laws of the applicable state or jurisdiction in which the Contracts may be lawfully sold.

        4.03 The services of the Underwriter to the Series Account hereunder are not to be deemed exclusive and the Underwriter shall be free to render similar services to others so long as the services rendered hereunder are not interfered with or impaired.

5.  Term and Termination

        5.01 Subject to termination, the Agreement shall remain in full force and effect for one year, and shall continue in full force and effect from year to year until terminated as provided below. Each additional year shall be an additional term of this Agreement.

        5.02  This Agreement may be terminated:

               (a) by either party upon sixty (60) days written notice to the other party;

               (b) immediately, upon written notice in the event of bankruptcy or insolvency of one party;

               (c) at any time upon mutual written consent of the parties;

               (d) immediately in the event of its assignment; provided however, "assigned" shall not include any transaction exempted from section 15(b)(2) of the 1940 Act;

               (e) immediately in the event that the Underwriter no longer qualifies as a broker-dealer under applicable federal law; and

               (f) immediately in the event of fraud, misrepresentation, conversion or unlawful withholding of funds by a party.

        5.03 Upon termination of this Agreement, all authorization, rights, and obligations shall cease except the obligations to settle accounts hereunder, including payments or premiums or contributions subsequently received for Contracts in effect at the time of termination or issued pursuant to applications received by the Insurance Company prior to termination.

        5.04 After notice of termination, the parties agree to cooperate to effectuate an orderly transition of all accounts, payments and Records.

6.  Miscellaneous

        6.01 This Agreement shall be subject to the provisions of the 1940 Act, the 1934 Act and the rules, regulations and rulings thereunder. In addition it shall be subject to the rulings of the NASD, as issued from time to time, and any exemptions from the 1940 Act the SEC may grant. All terms of this Agreement will be interpreted and construed in accordance with compliance of this section 6.01.

        6.02 Except as otherwise provided, Underwriter acknowledges that Insurance Company retains the overall right and responsibility to direct and control the activities of the Underwriter.

        6.03 If any provisions of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall remain in full force and effect.

        6.04 This Agreement constitutes the entire Agreement between the parties hereto and may not be modified except in a written instrument executed by all the parties hereto.

        6.05 This Agreement shall be governed by the internal laws of the State of Colorado.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective duly authorized officers and have caused their respective seals to be affixed hereto, as of the day and year first written above.

                                    Great-West Life & Annuity Insurance Company

/s/David Buhler                     By: /s/ Douglas L. Wooden
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Witness:                            Douglas L. Wooden
                                    Executive Vice President, Financial Services


                                    BenefitsCorp Equities, Inc.

/s/Jeff Engelsman                   By: /s/ Charles P. Nelson
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Witness:                            Charles P. Nelson
                                    President